PRESS RELEASE

Contact:	Michael Shriner

Executive Vice Presidnet

MSB Financial Corp.

(908) 647-4000

MSB Financial Corp.

1902 Long Hill Road

Millington, New Jersey 07946

MSB FINANCIAL CORP. HOLDS ITS ANNUAL MEETING OF STOCKHOLDERS

Millington, New Jersey – November 10, 2009 - MSB Financial Corp. (NASDAQ: “MDBF”), the holding company of Millington Savings Bank, announced that its 2009 Annual Meeting of Stockholders was held yesterday, November 9, 2009. At the meeting, Gary T. Jolliffe and Albert N. Olsen were reelected as directors. Stockholders also ratified the appointment of ParenteBeard, LLC as the Company’s independent auditor for the fiscal year ending June 30, 2010 and approved an amendment to the MSB Financial Corp. 2008 Stock Compensation and Incentive Plan to permit the issuance of restricted stock.